Exhibit 2.4


                                                                 EXECUTION COPY



                         ESOP STOCK PURCHASE AGREEMENT

          AGREEMENT dated as of March __, 1999 among Condor Systems, Inc., a California corporation (the "Company"), WDC Stock Acquisition Corp., a California corporation ("Other Sub") and Wells Fargo Bank, N.A., as Trustee (the "Trustee") under the Company's Employee Stock Ownership Trust Agreement between the Company and the Trustee, as amended (the "Trust Agreement").

          WHEREAS, it is a condition to the willingness of WDC Acquisition Corp. ("Merger Sub") to enter into an Agreement and Plan of Merger (the "Merger Agreement"), among the Company, Merger Sub, and certain shareholders as set forth therein that this Agreement be entered into;

          WHEREAS, the Trustee desires to sell, prior to the Merger (and prior to the approval of the Merger by the holders of Class A Common Stock), all of the shares of Class A Common Stock held by the Company's Employee Stock Ownership Plan (the "Plan"), and Other Sub is willing to purchase such shares for a price of $4.57785979 per share of Class A Common Stock, upon the terms and subject to the conditions provided herein;

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

          SECTION 1.01. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

          The following terms, as used herein, have the following meanings:

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.







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                                   ARTICLE 2
                               PURCHASE AND SALE

          SECTION 2.01. Purchase and Sale. Upon the basis of the representations and warranties and agreements contained herein and subject to the conditions contained herein and in the Merger Agreement, the Trustee hereby agrees to sell to Other Sub, and Other Sub hereby agrees to purchase from the Trustee, 3,371,837 shares of Class A Common Stock (the "ESOP Shares"), together with any rights the Trustee may have as record holder of the ESOP Shares. The aggregate purchase price to be paid in cash by Other Sub for the ESOP Shares sold by the Trustee hereunder is $15,435,797 (the "Total Purchase Price").

          SECTION 2.02. Closing. The closing of the purchase and sale hereunder shall take place after the Investment and prior to the Effective Time, at a closing at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 (the "Closing"):

          (a) Other Sub shall deliver to the Trustee the Total Purchase Price, by a wire transfer of immediately available funds to an account to be specified by the Trustee to Other Sub not less than three business days prior to Closing.

          (b) Simultaneously with such wire transfer, the Trustee shall deliver to Other Sub certificates for the ESOP Shares, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

          (c) Provided that the Merger occurs, the Plan shall thereafter be entitled to (i) the $400,000 fee set forth in Section 7.10(b) of the Merger Agreement and (ii) the percentage set forth in Schedule 2.14 of the Merger Agreement of any payments made pursuant to Section 2.14 of the Merger Agreement (but only to the extent actually made). Any payments made pursuant to this section (c) shall be allocated and/or distributed to the persons who are participants in the Plan as of the day immediately prior to the Closing, pro rata based on the number of shares of Company Stock allocated to them in the Plan as of such date, pursuant to the provisions of the Plan.





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                                   ARTICLE 3
         WAIVER AND TERMINATION OF EXISTING SHAREHOLDERS' AGREEMENT; NO
                                    TRANSFER

          SECTION 3.01. Waiver and Termination of Existing Shareholders' Agreement; No Transfer. (a) To the extent necessary to effectuate the transactions contemplated by this Agreement and the Merger Agreement, the Trustee hereby waives any rights that it or the Plan may have under the Shareholders' Agreement dated as of October 15, 1996 among the Company, the Plan, and the other persons set forth on the signature pages thereto (the "Existing Shareholders' Agreement") arising out of or in connection with such transactions. Furthermore, the Trustee agrees that effective upon the Closing of the Merger, the Existing Shareholders' Agreement shall terminate and be of no further force and effect, and no party thereto shall have any further rights thereunder.

          (b) Except as contemplated by this Agreement, the Trustee agrees not to transfer any of the ESOP Shares, or grant any proxies or powers of attorney with respect to the ESOP Shares, until and unless the Merger Agreement is terminated in accordance with its terms.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE

          The Trustee represents and warrants to Other Sub that as of the date hereof and as of the date of Closing:

          SECTION 4.01. Existence and Power; Ownership. The Trustee is the record owner of all of the ESOP Shares, and the Trustee has good and valid title to such ESOP Shares. Upon the purchase of the ESOP Shares pursuant to this Agreement, Other Sub will acquire valid title to such Shares free and clear of any Encumbrance or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ESOP Shares), other than limitations and restrictions under applicable securities laws, and free of any options, warrants, purchase rights, contracts, or other commitments.

          SECTION 4.02. Authorization. The execution, delivery and performance by the Trustee of this Agreement are within such Trustee's power and authority, corporate or otherwise, and have been duly authorized by all necessary action, corporate or otherwise. This Agreement constitutes a legally valid and binding obligation of the Trustee and the Plan enforceable against the Trustee and the Plan in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors' rights




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generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Trustee of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official, except as may be necessary as a result of any facts or circumstances relating solely to Other Sub.

          SECTION 4.04. Non-Contravention. The execution, delivery and performance by the Trustee of this Agreement does not and will not (i) violate any organizational document of the Trustee or the Plan, (ii) violate any material applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any material consent or other action by any Person, or constitute a default under any material agreement or other instrument binding upon the Trustee or the Plan, or (iv) result in the creation or imposition of any Encumbrance on the ESOP Shares.

          SECTION 4.05. Litigation. There is no action, suit, investigation or proceeding pending against, or to the best knowledge of the Trustee, threatened against or affecting, the Trustee or the Plan or any of its properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transaction contemplated by this Agreement.

          Section 4.06. Determination by Trustee. The Trustee has determined, in the exercise of its reasonable judgment, that, assuming the receipt by the Trustee of the fairness opinion described in Article VI, the transactions contemplated hereby are in the best interest of the Participants and are in compliance with all applicable provisions of the Code and ERISA.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF OTHER SUB

          Other Sub represents and warrants to the Trustee that as of the date hereof and as of the date of Closing:

          SECTION 5.01. Existence and Power. Other Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

          SECTION 5.02. Authority; Binding Effect. The execution, delivery and performance by Other Sub of this Agreement are within the corporate powers of Other Sub and have been duly authorized by all necessary action on the part of




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Other Sub.  This Agreement constitutes a valid and binding agreement of Other
Sub, enforceable against Other Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          SECTION 5.03. Governmental Authorization. Except as set forth in the Merger Agreement and the Disclosure Schedule thereto with respect to Merger Sub, the execution, delivery and performance by Other Sub of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official.

          SECTION 5.04. Non-Contravention. Except as set forth in the Merger Agreement and the Disclosure Schedule thereto with respect to Merger Sub, the execution, delivery and performance by Other Sub of this Agreement does not and will not (i) violate any organizational document of Other Sub, (ii) violate any material applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any material consent or other action by any Person, or constitute a default under any material agreement or other instrument binding upon Other Sub, or (iv) result in the creation or imposition of any lien on any material asset of Other Sub.

          SECTION 5.05. Purchase for Investment. Other Sub acknowledges that the ESOP Shares have not been registered under the Securities Act or any state securities laws and that the purchase and sale of the ESOP Shares contemplated hereby is to be effected pursuant to an exemption from the registration requirements imposed by such laws. In this regard, Other Sub is purchasing the ESOP Shares to be purchased by it hereunder for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.

          SECTION 5.06. Litigation. There is no material action, suit, investigation or proceeding pending against or, to the knowledge of Other Sub, threatened against or affecting Other Sub before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the consummation of the transactions contemplated hereby.






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                                   ARTICLE 6
                             CONDITIONS TO CLOSING

          SECTION 6.01. Conditions to Obligations of Other Sub. The obligation of Other Sub to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions:

               (a) All of the conditions to the obligations of Merger Sub under the Merger Agreement, except for (i) the purchase of shares of Company Stock pursuant to this Agreement and the Stock Purchase and Consent Agreement and (ii) any approval of holders of Class A Common Stock, shall have been either satisfied or waived.

          SECTION 6.02. Conditions to Obligations of the Trustee. The obligation of the Trustee to consummate the transactions contemplated hereby is subject to the satisfaction of the following condition:

               (a) All of the conditions to the obligations of the Company under the Merger Agreement except for (i) the purchase of shares of Company Stock pursuant to this Agreement and the Stock Purchase and Consent Agreement and (ii) any approval of holders of Class A Common Stock, shall have been either satisfied or waived.

               (b) The Trustee shall have received an updated fairness opinion from Valuation Research Corporation dated as of the Closing Date confirming, in all material respects, the fairness opinion that has been rendered to the Trustee as of the date hereof (a copy of which has been made available to Other Sub).

                                   ARTICLE 7
                                  TERMINATION

          SECTION 7.01. Termination. If the Merger Agreement is terminated in accordance with its terms, this Agreement is also terminated in its entirety.




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                                   ARTICLE 8
                                 MISCELLANEOUS

          SECTION 8.01. Entire Agreement. This Agreement, together with the other agreements contemplated hereby, constitutes the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, both oral and written, among the parties relating to the subject matter of this Agreement.

          SECTION 8.02. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.

          SECTION 8.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Other Sub may without consent assign its rights and obligations hereunder to one or more of the following entities: DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJMB Funding II, Inc., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ ESC II, L.P., and DLJ First ESC L.P.

          SECTION 8.04. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

          SECTION 8.05. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 8.06. Further Assurances. The Trustee and Other Sub agree that, from time to time, each of them will execute and deliver such further instruments of conveyance and transfer and take all such other action as may be necessary to carry out the transactions contemplated by the terms of this Agreement and the terms of the Merger Agreement.




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          SECTION 8.07. Costs and Expenses. Each of the parties hereto shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, any amendment or supplement to or modification of this Agreement, and any and all other documents furnished pursuant to or in connection with this Agreement and the transactions contemplated hereby, provided that the costs and expenses of the Plan and the Trustee shall be paid by the Company.






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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories, as of the day and year first above written.


                                            CONDOR SYSTEMS, INC.


                                            By: /s/ Gary M. Viljoen
                                               --------------------------------
                                               Name: Gary M. Viljoen
                                               Title: Chief Financial Officer


                                            WDC STOCK ACQUISITION CORP.


                                            By: /s/ Kirk Wortman
                                               --------------------------------
                                               Name:   Kirk Wortman
                                               Title:  President


                                            WELLS FARGO BANK, N.A.,
                                              AS TRUSTEE


                                            By: /s/ Jonathan L. Anderson
                                               --------------------------------
                                               Name: Jonathan L. Anderson
                                               Title: Vice President